Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Anfield Energy Inc.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	6/1/2026
Reporting Entity ESTMA Identification Number	E242170		¤ Original Submission ¡ Amended Report

Other Subsidiaries Included (optional field)	Anfield Resources Holding Corp., Highbury Resources Inc., Anfield Precious Metals Inc.

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Lubica Niemann				Date	6/1/2026
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Anfield Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E242170
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	State of Utah				653,272					653,272	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Government of United States of America	Bureau of Land Management			459,425					459,425	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Government of United States of America	Department of Energy			531,583					531,583	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.

Additional Notes:
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Anfield Energy Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E242170
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Shootaring Mill			655,138					655,138	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	West Slope			385,514					385,514	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Golden Eagle			146,070					146,070	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Utah Uranium Claims			87,782					87,782	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Velvet-Wood			27,117					27,117	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Frank M			13,978					13,978	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Marysvale			17,892					17,892	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Newsboy			37,741					37,741	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Dripping Springs Quartzite			49,203					49,203	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Artillery Peak			62,621					62,621	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Findlay Tank			5,591					5,591	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	California Uranium Claims			30,192					30,192	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.
United States of America	Slick Rock			125,441					125,441	Payments made in US Dollars. Converted payments using the average fiscal year exchange rate of $1 USD to $1.3978 CAD.

Additional Notes[3]:
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.